Exhibit (j)


                                October 20, 1999

        Scudder International Fund, Inc.
        345 Park Avenue
        New York, New York 10154

        Ladies and Gentlemen:

                We have acted as special Maryland counsel to Scudder International Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on June 23, 1975. The Company is authorized to issue 1,000,000,000 shares of capital stock, $0.01 par value per share (each a "Share" and collectively, the "Shares"). The Shares have been classified into the following eight series: the International Fund, consisting of 300,000,000 Shares; the International Growth Fund, consisting of 100,000,000 Shares; the International Value Fund, consisting of 100,000,000 Shares; the Pacific Opportunities Fund, consisting of 100,000,000 Shares; the Latin America Fund, consisting of 100,000,000 Shares; the Greater Europe Growth Fund, consisting of
        100,000,000  Shares,  the Emerging  Markets  Growth Fund,  consisting of
        100,000,000 Shares and the International Growth and Income Fund, consisting of 100,000,000 Shares.

                We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 74 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 54 to the Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after October 22, 1999 of the Shares of the International Growth Fund and the International Value Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

                In rendering  the opinions  set forth  below,  we have  examined
        originals  or  copies,   certified  or  otherwise   identified   to  our
        satisfaction, of the following documents:

                (i)      the Registration Statement;

                (ii)     the Charter and Bylaws of the Company;

                (iii) a certificate of the Company regarding certain matters in connection with this opinion (the "Certificate");

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                (iv)  a  certificate  of  the  Maryland   State   Department  of
        Assessments and Taxation dated October 19, 1999 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

                (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

                As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

                In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

                (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

                (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information
        (i) made by public officers or (ii) made by officers or representatives of the Company, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects;

                (c) at no time prior to and including the date when all of the Shares of the International Growth Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 1,000,000,000; or (iii) the total number of the issued Shares of the International Growth Fund exceed 100,000,000; and

                (d) at no time prior to and including the date when all of the Shares of the International Value Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 1,000,000,000; or (iii) the total number of the issued Shares of the International Value Fund exceed 100,000,000.

                Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

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                1. The Company is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

                2. The issuance and sale of the Shares of the International Growth Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

                3. The issuance and sale of the Shares of the International Value Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

                4. The Shares of the International Growth Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                5. The Shares of the International Value Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

                We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of the Company. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Sincerely yours,

                                        /s/ Ober, Kaler, Grimes & Shriver,
                                          a Professional Corporation